UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2010

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

            California                0-20610                 93-1017959

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

National Tax Credit Investors II, a California limited partnership (the “Registrant”), has a 50.49% limited partnership interest in Palm Springs View Apartments, Ltd., a California limited partnership (“Palm Springs View”). Palm Springs View owns a 119-unit apartment complex located in Palm Springs, California.  As previously disclosed, on September 8, 2009, the Registrant entered into an Assignment and Assumption Agreement with Investment Concepts, Inc., a California corporation that serves as a co-general partner of Palm Springs View (the “Co-General Partner”), and an affiliate of the Co-General Partner, GAC Realty Advisors, LP, a Nevada limited partnership, that provides for the assignment of the Registrant’s limited partnership interest in Palm Springs View to GAC Realty Advisors for $200,000.  Closing of the assignment is subject to HUD approval of the transaction, which was to be received by January 31, 2010.  The parties had the right to terminate the assignment if HUD approval was not received by January 31, 2010.  On February 8, 2010, the Registrant entered into a First Amendment to Assignment and Assumption Agreement with an effective date of January 31, 2010 pursuant to which the closing date was extended from January 31, 2010 to March 1, 2010.  The Registrant’s investment balance in Palm Springs View was zero at September 30, 2009 and December 31, 2008.

The foregoing description is qualified in its entirety by reference to the First Amendment to Assignment and Assumption Agreement, a copy of which is filed as exhibit 10.9 to this report.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.9        First Amendment to Assignment and Assumption Agreement by and among Investment Concepts, Inc., a California corporation, National Tax Credit, Inc. II, a California corporation, National Tax Credit Investors II, a California limited partnership, and GAC Realty Advisors, LP, a Nevada limited partnership, effective January 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

  Date: February 12, 2010